UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 14, 2005 (December 8, 2005)

INVESTOOLS INC.

Exact Name of Registrant as Specified in its Charter

DELAWARE	0-31226	76-0685039
State of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

13947 SOUTH MINUTEMAN DRIVE, DRAPER, UTAH		84020
Address of Principal Executive Offices		Zip Code

(801) 816-6913
Registrant’s telephone number,
including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01                                             Entry into a Material Definitive Agreement

On December 8, 2005, INVESTools Inc. (the “Company”) and Ainslie J. Simmonds entered into an employment agreement (the “Agreement”) defining the terms of Ms. Simmonds’ service as Senior Vice President and Chief Marketing / Product Development Officer of the Company. Under the terms of the Agreement, Ms. Simmonds will receive: (i) an annual base salary of $200,000, (ii) an annual discretionary bonus up to a maximum of 35% of her base salary for achieving certain performance goals as established by the Company, (iii) a one time sign-on bonus of $35,000 and (iv) 100,000 options to purchase the Company’s common stock vested at 25% per year based on an exercise price of $5.14 per share, which represents the closing price of the Company’s common stock on December 8, 2005.

With respect to termination provisions under the Agreement, for termination without cause, the Company shall have the right to terminate Ms. Simmonds’ employment by providing 30 days written notice, in which case the Company shall provide Ms. Simmonds with severance compensation in an amount equal to the greater of (i) six month’s base salary, less applicable taxes or (ii) the severance pay to which Ms. Simmonds would be entitled under a severance pay plan, if any, in effect at the time of Ms. Simmonds’ termination without cause.  In the event that a change of control of the Company occurs within the first three years of Ms. Simmonds’ employment, such that Ms. Simmonds is terminated as a result of the change of control event, Ms. Simmonds shall be entitled to receive a cash severance benefit in an amount equal to nine month’s base salary, less applicable taxes.

A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Principal Officers.

Pursuant to an employment agreement between INVESTools Inc. (the "Company") and Ainslie J. Simmonds, Ms. Simmonds was appointed as Senior Vice President and Chief Marketing/Product Development Officer of the Company effective December 8, 2005.

Prior to joining the Company, Ms. Simmonds was a Partner at Markitecture LLC, a marketing consulting firm located in Norwalk, Connecticut.  From 2000 to 2002, Ms. Simmonds was Vice President of Marketing for Molson USA LLC, a joint venture between Molson Breweries and the Coors Brewing Company.  From 1992 to 2000, she served in progressive marketing related positions, including Director of Marketing, for Campbell Soup Company’s North American operations.  Ms. Simmonds received her B.A. degree in Business Administration with honors in 1992 from the University of Western Ontario and her M.B.A. in 1997 from Harvard University.

Prior to Ms. Simmonds’ appointment, there was no arrangement or understanding between Ms. Simmonds or the Company and any other person pursuant to which she was appointed as Senior Vice President and Chief Marketing / Product Development Officer of the Company.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 9.01               Financial Statements and Exhibits.

(c)                                  Exhibits.

10.1                           Executive Employment Agreement, dated as of December 8, 2005, between the Company and Ainslie J. Simmonds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTOOLS, INC.

	By:	/s/	IDA K. KANE
Ida K. Kane
Chief Financial Officer

Dated: December 14, 2005

EXHIBIT INDEX

No.	Description

10.1	Executive Employment Agreement, dated as of December 8, 2005, between the Company and Ainslie J. Simmonds.